SUB-ITEM 77Q3

AIM TRIMARK SMALL COMPANIES FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2008
FILE NUMBER 811 - 05426
SERIES NO.: 18

72DD    1    Total income dividends for which record date passed during the period. (000's Omitted)
             Class A                                        $ 2,563
        2    Dividends for a second class of open-end company shares
                (000's Omitted)
             Class B                                        $    24
             Class C                                        $    98
             Class R                                        $    54
             Class Y                                        $    --
             Institutional Class                            $ 1,458

73A.    Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1    Dividends from net investment income
             Class A                                         0.0922
        2    Dividends for a second class of open-end company shares
                (form nnn.nnnn)
             Class B                                         0.0132
             Class C                                         0.0132
             Class R                                         0.0666
             Class Y                                         0.0000
             Institutional Class                             0.1370

74U.    1    Number of shares outstanding (000's Omitted)
             Class A                                         20,459
        2    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
             Class B                                          1,380
             Class C                                          6,714
             Class R                                          1,483
             Class Y                                             56
             Institutional Class                             15,747

74V.    1    Net asset value per share (to nearest cent)
             Class A                                        $  9.21
        2    Net asset value per share of a second class of open-end company shares (to nearest cent)
             Class B                                        $  8.92
             Class C                                        $  8.91
             Class R                                        $  9.13
             Class Y                                        $  9.21
             Institutional Class                            $  9.39